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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):         December 7, 2000
                                                    ----------------------------



                                   ECOLAB INC.
      -------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


       Delaware                          1-9328                  41-0231510
-------------------------          -----------------        --------------------
(State or other jurisdiction       (Commission                (IRS Employer
File Number)                      Identification No.)       of incorporation)


  370 Wabasha Street North, St. Paul, Minnesota                  55102
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  (Address of principal executive offices)                    (Zip Code)




Registrant's telephone number, include area code: 651-293-2233
                                                 ---------------

                                (Not applicable)
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          (Former name or former address, if changed from last report.)


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Item 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On December 7, 2000, Ecolab Inc. ("Ecolab") made the following announcements:

         A.  TRANSACTION WITH HENKEL KGAA.

             Ecolab announced that it has agreed to combine into its operations the remaining 50% of the Henkel-Ecolab joint venture that Ecolab does not own from its partner, Henkel KGaA of Dusseldorf, Germany ("Henkel"). The transaction is scheduled to close January 2, 2002, subject to regulatory approvals in various jurisdictions.

             Under the agreement, Ecolab will pay Henkel approximately 11 times Henkel's 50% share of the joint venture's average operating income before interest and taxes for the years 2000 and 2001. The transaction will be effected in either cash or Ecolab stock, at Henkel's option. Based on current estimates, the consideration would be approximately 520 million euros to 560 million euros, equal to $460 million to $490 million at current exchange rates. If Henkel chooses to receive Ecolab stock, the shares will be valued at $41.06 per share, but the actual number of shares Henkel receives will not exceed approximately 13.2 million shares or be less than approximately 9.3 million shares. Henkel owned 32.2 million shares, or approximately 25%, of Ecolab's outstanding shares on November 30, 2000.

             As part of the transaction, the stockholder agreement between Ecolab and Henkel will be amended and extended. The amended stockholder agreement will provide, among other things, that Henkel is permitted to increase its ownership in Ecolab to 35%. Henkel will remain entitled to proportionate representation on Ecolab's Board of Directors.


             MANAGEMENT CHANGES AND SPECIAL CHARGES.


             Ecolab announced certain changes in its management structure, including the election of Mr. Bruno Deschamps as President and Chief Operating Officer of Ecolab.

             In addition, Ecolab announced that it will record in its fourth quarter certain credits and charges. Ecolab estimates the net effect of these items will increase earnings per share in a range of approximately $0.05 to $0.07 in the fourth quarter and full year. This estimated increase will be incremental to Ecolab's previously announced expectation that diluted earnings per share for the full year 2000 will be approximately $1.50.

             A copy of the News Release issued by Ecolab in connection with this Item 5(A) is attached as Exhibit (99)A.


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         B.  DIVIDEND INCREASE AND SHARE REPURCHASE.


             On December 7, 2000, Ecolab announced declaration of an increased quarterly cash dividend of $0.13 per share, payable January 16, 2001, to shareholders of record on December 19, 2000. Also, Ecolab announced Board of Director authorization to repurchase up to 5,000,000 additional shares of its common stock, subject to market conditions.

             A copy of the News Released issued by Ecolab in connection with this Item 5(B) is attached as Exhibit (99)B.


Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  (c)   Exhibits
                        (99)A.  Ecolab Inc. News Release dated December 7, 2000.

                            B.  Ecolab Inc. News Release date December 7, 2000.

Item 9.  REGULATION FD DISCLOSURE.


              Ecolab will present certain financial and other information concerning its proposed transaction with Henkel on its web site at HTTP://WWW.ECOLAB.COM/PRESSKIT.HTM


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ECOLAB INC.



                                             By: /s/Kenneth A. Iverson
                                                --------------------------------
                                                  Kenneth A. Iverson
                                                  Vice President and Secretary


Date:     December 7, 2000


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                                  EXHIBIT INDEX

EXHIBIT NO.            DESCRIPTION                            METHOD OF FILING
-----------            -----------                            ----------------
(99)A.                 Ecolab Inc. News Release dated         Filed herewith electronically.
                       December 7, 2000

    B.                 Ecolab Inc. News Release dated         Filed herewith electronically
                       December 7, 2000

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